UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2017

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-31383	61-1414604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, following closing of the Enbridge Inc. merger with Spectra Energy Corp, the following officer and director positions were realigned, effective February 27, 2017, to reflect changing roles.

Specifically, C. Gregory Harper no longer serves as a director of Enbridge Energy Management, L.L.C. (“EEM”) or Enbridge Energy Company, Inc. (“EECI”), which is the general partner of Enbridge Energy Partners, L.P. Laura Sayavedra and Stephen Neyland were each elected as a director of each of EEM and EECI.

In addition, Noor Kaissi no longer serves as Controller and principal accounting officer of each of EEM and EECI. Allen Capps was appointed Controller and principal accounting officer of each of EEM and EECI. Mr. Capps, 46, is also Controller of Spectra Energy Partners GP, LLC and was appointed Vice President and Controller of Spectra Energy Corp in January 2012. He previously served as Vice President, Business Development, Storage and Transmission, for Union Gas from April 2010. Prior to such time, Mr. Capps served as Vice President and Treasurer for Spectra Energy Corp from December 2007 until April 2010. Mr. Capps has a strong knowledge of the energy industry and years of experience in senior finance and treasury roles.

Mark Maki’s title of President & Principal Executive Officer changed to President. Mr. Maki continues to serve as EEM’s principal executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY MANAGEMENT, L.L.C. (Registrant)

Date: February 28, 2017	By:	/s/ VALORIE WANNER
Valorie Wanner Corporate Secretary (Duly Authorized Officer)